Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2022, in the Amended No. 3 to Registration Statement on Form S-1 (File No. 333-267982) and related Prospectus of PishPosh, Inc. dated January 13, 2023.

/s/ Morison Cogen LLP
January 13, 2023